IDS Selective Fund, Inc.
File No. 2-10700/811-499

                           EXHIBIT INDEX


Exhibit (h)(7):            Transfer Agency Agreement dated February 1, 1999

Exhibit (i):               Opinion and Consent of Counsel

Exhibit (p)(1):            Directors Power of Attorney to Registration
                           Statement dated January 14, 1999

Exhibit (p)(2):            Officers Power of Attorney to Registration Statement
                           dated March 1, 1999

Exhibit (p)(3):            Trustees Power of Attorney dated January 14, 1999

Exhibit (p)(4):            Officers Power of Attorney dated March 1, 1999